EXHIBIT 99.1

Optex Systems, Inc.

Report of Independent Auditors

To the Shareholders of

Optex Systems, Inc.

We have audited the accompanying balance sheet of Optex Systems, Inc. as of December 31, 2005,and the related statements of income, changes in shareholders’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of Optex Systems, Inc. as of December 31, 2005, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

MONTGOMERY COSCIA GREILICH LLP

/s/ Montgomery Coscia Greilich LLP

Plano, Texas

March 3, 2006

Optex Systems, Inc.

Balance Sheet

December 31, 2005

Assets
Current assets:
Cash and cash equivalents	$88,182
Accounts receivable, net of allowance for doubtful accounts of $0	2,191,801
Inventory, net	5,102,170
Other current assets	55,852

Total current assets	7,438,005
Property and equipment:
Office furniture and equipment	50,490
Machinery and equipment	871,275
Leasehold improvements	115,772

1,037,537
Accumulated depreciation	(602,548)

Property and equipment, net	434,989
Deposits	20,154

Total assets	$7,893,148

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$1,638,923
Accrued liabilities	466,991
Customer deposit	128,050

Total current liabilities	2,233,964
Shareholders’ equity:
Common stock, no par, 100,000 shares authorized; 18,870 shares issued and 10,000 shares outstanding	164,834
Treasury stock, 8,870 shares at cost	(1,217,400)
Retained earnings	6,711,750

Total shareholders’ equity	5,659,184

$7,893,148

See Accompanying Notes to Financial Statements

Optex Systems, Inc.

Statement of Operations

For the Year Ended December 31, 2005

Sales	$18,949,436
Cost of goods sold	15,305,761

Gross profit	3,643,675
General, selling and administrative expenses	2,343,803

Income from operations	1,299,872
Interest expense	(124,125)
Interest and other income	22,007

Net income	$1,197,754

See Accompanying Notes to Financial Statements

Optex Systems, Inc.

Statement of Changes in Shareholders’ Equity

For the Year Ended December 31, 2005

	Common Stock		Treasury Stock		Retained Earnings	Total
	Shares	Amount	Shares	Amount
Balance, December 31, 2004	10,000	$164,834	8,870	$(1,217,400)	$5,368,451	$4,315,885
Distributions to shareholder	—	—	—	—	(1,395,617)	(1,395,617)
Shareholder contributions					1,541,162	1,541,162
Net income	—	—	—	—	1,197,754	1,197,754

Balance, December 31, 2005	10,000	$164,834	8,870	$(1,217,400)	$6,711,750	$5,659,184

See Accompanying Notes to Financial Statements

Optex Systems, Inc.

Statement of Cash Flows

For the Year Ended December 31, 2005

Cash flows from operating activities:
Net income		$1,197,754
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	$107,042
Loss on disposition of assets	3,890
Inventory valuation allowance	150,000
Changes in operating assets and liabilities:
Accounts receivable	(1,323,685)
Inventory	27,540
Prepaid expenses	17,783
Security deposits	(9,926)
Accounts payable	71,933
Accrued liabilities	128,600
Customer deposit	128,050

Total adjustments		(698,773)

Net cash provided by operating activities		498,981
Cash flows from investing activities:
Purchases of property and equipment	(104,497)
Proceeds on sale of property and equipment	219,827

Net cash provided by investing activities		115,330
Cash flows from financing activities:
Net proceeds on line of credit	(630,555)
Proceeds from term note	750,000
Repayments on term note	(750,000)
Repayments on capital lease obligations	(350,531)
Distributions to shareholder	(1,395,617)
Shareholder contributions	1,541,162

Net cash used in financing activities		(835,541)

Net decrease in cash and cash equivalents		(221,230)
Cash and cash equivalents at beginning of period		309,412

Cash and cash equivalents at end of period		$88,182

Supplemental cash flow information:
Cash paid for interest		$124,125

Cash paid for income taxes		$—

Non-cash investing and financing activities:
Capital leases		$350,531

Deferral on gain on sale of property and equipment (Note 4)		$30,015

See Accompanying Notes to Financial Statements

OPTEX SYSTEMS, INC.

Notes to Financial Statements

December 31, 2005

NOTE 1. ORGANIZATION AND CORPORATE OWNERSHIP

Organization

Optex System, Inc. (the “Company”) was formed in 1983 as a Texas S Corporation. As a result of the sole shareholder selling 70% of the outstanding common stock to a public entity the Company automatically converted to a Texas C Corporation effective December 31, 2005. The Company is engaged in production of sighting systems for military applications. The Company sells its products primarily to the United States Government either as a prime or sub-contractor.

Corporate Ownership

Effective December 30, 2005, the sole shareholder (the “Seller”) of the Company entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Irvine Sensors Corporation (the “Buyer”), whereas the seller agreed to sell all of the outstanding capital stock of the Company to the Buyer, based on the terms of the Purchase Agreement. The stock sale is to happen in two intervals, with the first 70% of the outstanding capital stock being sold to the buyer effective December 30, 2005 at a cash purchase price of $14,000,000, subject to adjustments as defined in the Purchase Agreement. The Buyer was issued an option to purchase the remaining 30% of the outstanding capital stock, which must be exercised upon approval by the Buyer’s stockholders. The remaining 30% will be paid in the form of the Buyer’s common stock in an aggregate value of $7,000,000. A condition of the Purchase Agreement required the Company to be debt free in the form of all Bank debt, including capital leases and any debt to former shareholders of the Company. Additionally, the Company agreed to terminate the Company’s sponsored 401(k) savings plan, effective December 30, 2005. As a result of the Company being partially owned by a public entity, the Company was required to convert to a C Corporation on December 31, 2005. The Company had no financial activity on December 31, 2005.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

Product revenue and its related costs are recognized when a customer’s order is shipped. The Company receives deposits from customers and recognizes such deposits as revenue when product is shipped.

Shipping and Handling Costs

Shipping and handling costs are included as a component of cost of goods sold.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents. There were no cash equivalents at December 31, 2005.

Inventory

Inventory is valued at the lower of cost or market on the first-in, first-out basis. Inventory includes direct material and labor costs as well as manufacturing overhead costs allocated based on direct labor dollars.

OPTEX SYSTEMS, INC.

Notes to Financial Statements, Continued

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued

Property and Equipment

The Company records purchases of property and equipment at cost. Maintenance, repairs and renewals are expensed when incurred. Additions and significant improvements are capitalized. Depreciation is calculated using declining balance methods over the estimated useful lives ranging from three to seven years. Leasehold improvements are amortized using the straight-line method over the remaining life of the applicable lease. Disposals are removed at cost less accumulated depreciation and any gain or loss from dispositions is recognized in income. Depreciation and amortization expense for the year ended December 31, 2005 was $107,042, net of the recognition of the deferred gain of $7,504 (see note 4).

Long-lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Assets are grouped at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows of other groups of assets. In such cases, if the future undiscounted cash flows of the underlying assets are less than the carrying amount, then the carrying amount of the long-lived asset will be adjusted for impairment to a level commensurate with a discounted cash flow analysis of the underlying asset or its determinable fair value. There were no impairment charges for the year ended December 31, 2005.

Federal Income Taxes

For the period from January 1, 2005 to December 30, 2005, the Company was not required to pay federal income taxes, as a result of the election of S Corporation status. The Company’s taxable income or loss is reflected on the individual shareholder’s personal tax return.

Effective December 31, 2005, the Company began being taxed as a C Corporation. As a result, income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities for a change in tax status or tax rates is recognized in income in the period that includes the enactment date. The Company had no financial activity on December 31, 2005. Accordingly, no provision for federal income taxes has been recorded in the accompanying financial statements.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of income and expenses during the reporting period. Actual results could differ from these estimates. Estimates are used for such items as allowances for doubtful accounts and obsolete inventory.

OPTEX SYSTEMS, INC.

Notes to Financial Statements, Continued

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued

Concentrations

Financial instruments that potentially subject the Company to concentrations of credit risk are accounts receivable. Management believes that its contract acceptance, billing and collection policies are adequate to minimize potential credit risk. The Company continuously evaluates the credit worthiness of its customers’ financial condition and generally does not require collateral.

Revenues for the year ended December 31, 2005 made directly to the United States Government and its agencies were approximately $9,900,000 or 52% of total revenues. Revenues for the year ended December 31, 2005 where the Company was the sub-contractor to the United States Government accounted for approximately $9,200,000 or 48% of total revenues.

The Company maintains deposits with major financial institutions, which from time-to-time may exceed federally insured limits. Management periodically assesses the financial condition of the institution and believes that any possible credit risk is minimal.

NOTE 3. INVENTORY, NET

Inventory, net at December 31, 2005 is summarized as follows:

Raw materials	$2,053,501
Work in process	4,286,507
Finished goods	90,763

6,430,771
Less:
Inventory valuation allowance	(150,000)
Unliquidated progress payments	(1,178,601)

Inventory, net	$5,102,170

Inventory valuation: The Company records an estimate for slow moving and obsolete inventory based upon product knowledge, physical inventory observation and backlog sales analysis.

Unliquidated progress payments: Under contractual arrangements by which progress payments were received, the customer had a security interest in the inventory identified with the related contracts. Payments received for such inventory are classified as unliquidated progress payments above.

NOTE 4. DEBT

Loan Agreement

In May 2005, the Company amended its loan agreement with Texas Capital Bank, National Association, (the “Bank”) originally entered into during August 2004. The amended loan agreement provides a revolving credit commitment of $900,000, subject to certain availability requirements based on eligible accounts receivable, as defined in the agreement. Amounts drawn under the line bear interest (payable monthly) and are due on or before June 1, 2006.

OPTEX SYSTEMS, INC.

Notes to Financial Statements, Continued

NOTE 4. DEBT, Continued

Additionally, the amended loan agreement provided a term note for $750,000. The term note matures on June 1, 2006. Monthly principal payments are due, beginning June 1, 2005 in the amount of $31,250 plus interest.

Effective December 30, 2005, the Company paid off all outstanding debt related to the revolving credit commitment and term note to the Bank. Additionally, the loan agreement was terminated as of December 30, 2005.

Capital Lease Agreements

During 2005, the Company entered into various equipment sale and leaseback agreements with the Bank. The aggregate amounts of the agreements were for $350,531. The agreements contained a bargain purchase option at the end of the lease terms and accordingly, the transactions qualified as capital leases. The Company recorded a $30,015 deferred gain in connection with the transactions, which will be amortized into depreciation expense over the life of the leases.

Effective December 30, 2005, the Company paid off all related obligations related to the capital leases to the Bank. As a result of the payoff, the lease agreements were terminated and the equipment became the property of the Company.

NOTE 5. 401(k) PLAN

The Company provides a 401(k) savings plan to all employees who have met certain eligibility requirements, including performing one year of service and being at least twenty one years of age. The Company matches 100% up to 4%, of employee contributions and at its sole discretion may make additional contributions. For the year ended December 31, 2005, the Company made matching contributions of $53,310. The Company did not make any additional discretionary contribution for the year ended December 31, 2005. Participants are 100% vested in the portion of the plan representing employee contributions and earnings thereon. Employees vest in Company contributions after providing three years of service.

Effective December 30, 2005, the Company terminated the 401(k) savings plan.

NOTE 6. LEASE COMMITMENTS

The Company leases its office and manufacturing facility under a non-cancelable operating lease expiring February 2010. Total expense under the lease for the year ended December 31, 2005 was $309,123. Future minimum payments at December 31, 2005, for the next five years are as follows:

For the year ending December 31,
2006	$319,891
2007	329,659
2008	339,428
2009	341,870
2010	56,978

Totals	$1,387,826

OPTEX SYSTEMS, INC.

Notes to Financial Statements, Continued

NOTE 7. RESTRUCTURING

Effective December 23, 2002, the Company repurchased 8,000 shares of the Company’s no par common stock for $150 per share or $1,200,000, in accordance with a Stock Purchase Agreement (the “SPA”). The SPA called for the Company to issue warrants to those ex-shareholders that represent the right to repurchase 1,500 shares of the Company’s common stock should the sole remaining shareholder transfer greater than 50% of the common stock to third parties. The strike price of such warrants is $150 per share. Additionally, the SPA called for those ex-shareholders to enter into a Separation Agreement and/or a Non-Disclosure and Non-Solicitation Agreement (the “Agreements”) for a four year period. The Agreements, in total, called for payments of $1,440,000 to be paid out over a four year period beginning December 2003.

In connection with the stock sale at December 30, 2005 (see Note 1), the sole shareholder repurchased all the outstanding warrants from the ex-shareholders and simultaneously cancelled the warrants with the Company. At December 31, 2005, there were no outstanding warrants from the Company. Additionally, the Company accelerated all payments related to the SPA and the Agreements and paid off all remaining balances as of December 31, 2005.